Exhibit 21

Parent and Subsidiaries

National Commerce Financial Corporation and Subsidiaries

The following table shows the subsidiaries of NCF, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary’s parent as of December 31, 2003.

Name of Subsidiary	Jurisdiction of Organization	Parent	% of Voting Securities Owned by Parent
BancMortgage Reinsurance, Ltd.	Turks and Caicos Islands	NBC	100.00
BankersMart	Tennessee	NCBS	100.00
CCBDE, Inc.	Delaware	Investco	100.00
Commerce Capital Management, Inc.	Tennessee	NCF	100.00
Commerce Real Estate Company	Delaware	CREHC	100.00
Commerce Real Estate Holding Company (CREHC)	Delaware	NCREHC	100.00
Corcoran Holdings, Inc. (Corcoran)	Delaware	CREHC	100.00
First Market Bank, FSB	United States	NCF	49.00
First Mercantile Capital Management, Inc.	Tennessee	NCF	100.00
First Mercantile Trust Company	Tennessee	NCF	100.00
Fleet One, LLC	Delaware	TransPlatinum	100.00
J&S Leasing, Inc.	Tennessee	NBC	100.00
Kenesaw Leasing, Inc.	Tennessee	NBC	100.00
Monroe Properties, Inc.	Tennessee	NCF	100.00
Mortgage First Service Corp.	South Carolina	NBC	100.00
National Bank of Commerce (NBC)	United States	NCF	100.00
National Commerce Bank Services, Inc. (NCBS)	Tennessee	NBC	100.00
National Commerce Capital Trust I	Delaware	NCF	100.00
National Commerce Capital Trust II	Delaware	NCF	100.00
National Commerce Real Estate Holding Company (NCREHC)	Tennessee	NBC	100.00
NBC Bank, FSB (Memphis)	United States	NBC	100.00
NBC Capital Markets Group, Inc.	Tennessee	NBC	80.00
NBC Financial Corporation	Tennessee	NBC Bank, FSB	100.00
NBC Insurance Services, Inc.	Tennessee	NBC	100.00
NBC Investco, Inc. (Investco)	Tennessee	NBC	100.00
NBC Management Co.	Tennessee	NBC Market South	100.00
NBC Market South	Tennessee	NBC	100.00
NCF Alliance Services LLC	Delaware	Alliance Corp.	100.00
NCF Alliance Services Corporation (Alliance Corp.)	Tennessee	NBC	100.00
NCF Financial Services	North Carolina	NBC	100.00
Prime Financial Services, Inc.	Tennessee	TransPlatinum	100.00
Salem Trust Company	Florida	NBC	100.00
Senior Housing Crime Prevention Foundation Investment Corporation	Tennessee	NCF	100.00
Southland Associates, Inc.	North Carolina	NBC	100.00
Sprunt Insurance, Ltd.	British Virgin Islands	NBC	100.00
TransPlatinum Service Corp.	Tennessee	NCF	100.00
United Investment Services	South Carolina	USC	100.00
United Service Corporation (USC)	South Carolina	NBC	100.00
USI Alliance Corp.	Tennessee	NCF	100.00
Watts Properties, Inc.	North Carolina	Corcoran	100.00